Exhibit 99.1

For Immediate Release

March 2, 2015

For More Information

Trisha Voltz Carlson, SVP Investor Relations Manager

504-299-5208 or trisha.carlson@hancockbank.com

Hancock Announces Pricing of $150 Million of Subordinated Notes

GULFPORT, Miss. (March 2, 2015) — Hancock Holding Company (Nasdaq: HBHC) today announced the pricing of an offering of $150 million of its 5.95% Subordinated Notes due 2045. The notes are expected to trade on the Nasdaq Global Select Market under the ticker “HBHCL”. The offering is expected to close on March 9, 2015, subject to the satisfaction or waiver of customary closing conditions.

The notes will qualify as Tier 2 regulatory capital for the company, and the company intends to use the proceeds for general corporate purposes, including common stock buybacks and supplementing existing capital.

Morgan Stanley & Co. LLC is acting as sole book-runner for the subordinated debt offering.

This announcement does not constitute an offer to buy or a solicitation to sell the subordinated notes. The issuer has filed a registration statement, including a preliminary prospectus supplement and accompanying prospectus, with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the registration statement, including the preliminary prospectus supplement and the accompanying prospectus, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, when available, if you request it by calling Morgan Stanley & Co. LLC toll-free at (866) 718-1649.

About Hancock Holding Company

Hancock Holding Company is a financial services company with regional business headquarters and locations throughout a growing Gulf South corridor. With a heritage dating to the late 1800s, the company’s banking subsidiary provides a comprehensive network of full-service financial choices through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank offices in Louisiana and Texas, including traditional and online banking; commercial and small business banking; energy banking; private banking; trust and investment services; certain insurance services; mortgage services; and consumer financing.

Forward-Looking Statements

This press release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of Hancock. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: Hancock’s failure to satisfy the conditions to the underwriters’ obligation to consummate the offering; the possibility that corporate developments could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Hancock’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that affect Hancock’s business; and other risks referenced from time to time in Hancock’s filings with the Securities and Exchange Commission. Closing of the transactions described above is dependent upon satisfaction of certain closing conditions set forth in the definitive underwriting agreement, and there is no assurance that such conditions will be fulfilled. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all. You should be aware that new factors may emerge from time to time and it is not possible for Hancock to identify all such factors, nor can Hancock predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Hancock does not undertake any obligation to update any of its forward-looking statements for any reason.

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